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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
GLOBALSCAPE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GlobalSCAPE, Inc.
6000 Northwest Parkway, Suite 100
San Antonio, Texas 78249

April 15, 2002

Dear Stockholders:

        You are cordially invited to attend our 2002 Annual Meeting of the Stockholders to be held on June 4, 2002 at 9:00 a.m., local time, at GlobalSCAPE's office located at 6000 Northwest Parkway, Suite 100, San Antonio, Texas 78249.

        Information about the meeting and the matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement that follow. Also included is a Proxy Card and postage paid envelope.

        It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend, we hope that you will complete and return your Proxy Card in the enclosed envelope as promptly as possible.

                      Sincerely,

                      Tim Nicolaou,
                      Chief Executive Officer

GlobalSCAPE, Inc.
6000 Northwest Parkway, Suite 100
San Antonio, Texas 78249

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 4, 2002

To the Stockholders of GlobalSCAPE, Inc.:

        The 2002 Annual Meeting of Stockholders of GlobalSCAPE, Inc. (the "Company") will be held at GlobalSCAPE's office located at 6000 Northwest Parkway, Suite 100, San Antonio, Texas 78249, on Tuesday, June 4, 2002 at 9:00 a.m., local time, for the following purposes:

1.
To elect three Directors to serve until the next annual meeting of stockholders;

2.
To ratify the appointment of Ernst & Young LLP as GlobalSCAPE's independent auditors for the current fiscal year which ends on December 31, 2002; and

3.
To transact any other business that may properly come before the meeting.

        The foregoing items of business are described more fully in the Proxy Statement accompanying this Notice.

        The Board of Directors of the Company has fixed the close of business on April 5, 2002 as the record date for determining the stockholders entitled to receive notice of, and to vote at, the Annual Meeting.

        STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

        YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. NO POSTAGE IS REQUIRED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. STOCKHOLDERS WHO ARE PRESENT AT THE ANNUAL MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY SO DESIRE.

                      By Order of the Board of Directors

                      Raymond G. Romero,
                      Secretary

April 15, 2002
San Antonio, Texas

GlobalSCAPE, Inc.

Proxy Statement
For
Annual Meeting of Stockholders
To Be Held June 4, 2002

Table of Contents

Annual Meeting and Proxy Solicitation	1
Date, Time, Place of Annual Meeting	1
Record Date, Shares Entitled to Vote, Quorum	1
Attendance and Voting by Proxy	1
Deadline for Voting by Proxy	1
Revocation of Proxy	1
Number of Votes Required to Approve Proposals	2
Solicitation of Proxies	2
Proposal One—Election of Directors	2
Name, Age Principal Occupation of Nominees	2
Board of Directors	3
Security Ownership of Certain Beneficial Owners and Management	3
Performance Graph	4
Executive Compensation	4
Summary Compensation Table	4
Option Grants in the Last Fiscal Year	5
Option Exercises in the Last Fiscal Year and FY-End Options Values	6
Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values	6
Employment Agreements	6
Compensation of Directors	7
Compensation Committee Interlocks and Insider Participation	7
Board Report on Executive Compensation	7
Board Report on Options/SAR Repricings	9
Section 16(a) Beneficial Ownership Reporting Compliance	10
Certain Relationships and Related Transactions	10
Proposal Two—Ratification of Selection of Independent Public Accountants	12
Stockholder Proposals to be Presented at Next Annual Meeting	12
Available Information	12
Other Matters	13

ANNUAL MEETING AND PROXY SOLICITATION

        This Proxy Statement and Proxy Card are furnished in connection with the solicitation by the Board of Directors of GlobalSCAPE of proxies from the stockholders of GlobalSCAPE to be used at GlobalSCAPE's 2002 Annual Meeting of Stockholders. This Proxy Statement and Proxy Card are first being mailed to stockholders on or around April 15, 2002 together with GlobalSCAPE's Annual Report on Form 10-K.

Date, Time, Place of Annual Meeting

        The annual meeting of GlobalSCAPE's stockholders will be held at 9:00 a.m., local time, on Tuesday June 4th, 2002 at GlobalSCAPE's office at 6000 Northwest Parkway, Suite 100, San Antonio, Texas 78249. GlobalSCAPE's office is located in the University Park Tech Center II business park, near the intersection of De Zavala and IH-10. If you need directions to our office, please call Susan McRee at (210) 308-8267, ext. 101.

Record Date, Shares Entitled to Vote, Quorum

        GlobalSCAPE's Board of Directors has fixed the close of business on April 5, 2002 as the record date for GlobalSCAPE stockholders entitled to notice of and to vote at the annual meeting. As of the record date, there were 13,143,190 shares of GlobalSCAPE common stock outstanding, which were held by approximately 2,900 holders of record and approximately 14,500 beneficial owners. Stockholders are entitled to one vote for each share of common stock they own.

        The holders of a majority of the outstanding shares of GlobalSCAPE common stock issued and entitled to vote at the annual meeting must be present in person or by proxy to establish a quorum for business to be conducted at the annual meeting. If you attend the meeting in person or sign and return the enclosed Proxy Card, your shares will be counted as present at the meeting. Abstentions and broker non-votes are included for purposes of determining whether a quorum is present at the annual meeting. Non-votes occur when a proxy:

  •
  is returned by a broker or other stockholder who does not have authority to vote;

  •
  does not give authority to a proxy to vote; or

  •
  withholds authority to vote on one or more proposals.

Attendance and Voting by Proxy

        If you are unable or do not wish to attend the annual meeting and vote your shares in person, you may complete and sign the enclosed Proxy Card. By signing and returning this Proxy Card, you appoint Tim Nicolaou and Arthur L. Smith to attend the meeting and vote your shares in your place. If you sign and return your Proxy Card without making any direction as to how your shares are to be voted, the representative will vote your shares in favor of both proposals.

        We have enclosed a postage-prepaid envelope for convenience in returning the Proxy Card.

Deadline for Voting by Proxy

        Your signed Proxy Card must be received before the annual meeting to be counted at the annual meeting.

Revocation of Proxy

        You may revoke your proxy at any time prior to the annual meeting by sending either a notice of revocation or a later-dated Proxy Card to GlobalSCAPE's Secretary. If you mail a Proxy Card, but decide to vote your shares in person at the annual meeting, you may request that your proxy be revoked at the annual meeting. Attendance at the meeting will not by itself revoke a proxy. You must affirmatively request that your proxy be revoked.

Number of Votes Required to Approve Proposals

        Proposal One, Election of Directors.    Our Bylaws provide that Directors shall be elected by plurality vote at the annual meeting of stockholders. Therefore, the three nominees who receive the most votes will be elected. As of the mailing date of this Proxy Statement, no nominees for Director had been submitted other than the individuals nominated by GlobalSCAPE's Board of Directors. Therefore, provided there is a quorum at the meeting, and there are any votes in favor of the election of these individuals, they will be elected to the Board of Directors. Shares not voted (whether by abstention, broker non-vote or otherwise) will have no effect on the voting outcome with respect to the election of Directors.

        Proposal Two, Ratification of Selection of Ernst & Young LLP as Independent Public Auditors.    This proposal must receive the affirmative vote of the holders of a majority of the shares of GlobalSCAPE common stock represented and voting at the meeting. If you are present in person or represented by proxy at the meeting and abstain from voting, it has the same effect as if you voted against this proposal. If you do not instruct your broker on how to vote on this proposal, your broker will not be able to vote for you, but this will have no effect on the proposal because shares for which brokers are not able to vote will not be considered as voting at the annual meeting for purposes of ratifying the selection of our independent public accountants.

Solicitation of Proxies

        Proxies will be solicited by mail. Proxies may also be solicited personally, or by telephone, fax, or other means by the directors, officers and employees of GlobalSCAPE. Directors, officers and employees soliciting proxies will receive no annual or extra compensation but may be reimbursed for related out-of-pocket expenses. GlobalSCAPE will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners. GlobalSCAPE will, upon request, reimburse these brokerage houses, custodians and other persons for their reasonable out-of-pocket expenses in doing so. GlobalSCAPE will pay the cost of solicitation of proxies.

PROPOSAL 1
ELECTION OF DIRECTORS

        We currently have three members of our Board of Directors. The Board has nominated each of the three individuals currently serving as a Director to serve for an additional one year term ending at the next annual meeting of the stockholders and until his successor has been elected and qualified. Except where otherwise instructed, proxies solicited by this Proxy Statement will be voted for the election of each of the three nominees listed below. Each nominee has consented to be named in this Proxy Statement and to serve as a Director if elected. If any nominee is unable or declines to serve as a Director, the current Board will designate another nominee.

        The following table sets forth the name and age of each nominee as of the mailing date of this Proxy Statement, the principal occupation of each nominee during the past five years, and the year each began serving as a director of GlobalSCAPE:

Arthur L. Smith	37	Mr. Smith is the founder and current Chairman and CEO of ATSI Communications, Inc. Prior to founding ATSI in 1993, Mr. Smith served as the Director of International Sales for GeoComm Partners, Inc., an international company based in Los Angeles, California, providing satellite network services to corporations in the Fortune 500 environment. Mr. Smith has been Chairman of the Board of Directors and a director of GlobalSCAPE since its founding in 1996.
H. Douglas Saathoff	40	Mr. Saathoff is the current CFO and Treasurer of ATSI Communications, Inc. Prior to joining ATSI in 1994, Mr. Saathoff served as Accounting Manager, Controller and Financial Reporting Manager for U.S. Long Distance, Inc. from 1990 to 1993. Mr. Saathoff also served as Senior Staff Accountant for Arthur Andersen & Co. where he planned, supervised and implemented audits for a variety of clients, including telecommunications companies. Mr. Saathoff has been the Treasurer and a director of GlobalSCAPE since its founding in 1996.
Tim Nicolaou	46	Mr. Nicolaou has served as our Chief Executive Officer and as a Director since October 16, 2000. Prior to joining GlobalSCAPE, Mr. Nicolaou was Vice President, Product Management of the Web Services Division at Comdisco, Inc. Mr. Nicolaou has twenty-five years of industry experience with more than a decade of senior management experience including serving as Executive Vice President of Sales & Marketing for Computer Concepts Corp. and management consultant for Perot Systems Corporation. In addition, his early career was in product management and software engineering.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE THREE INDIVIDUALS NOMINATED ABOVE FOR ELECTION AS DIRECTORS.

BOARD OF DIRECTORS

        GlobalSCAPE's Board of Directors does not have any committees. The Board held one regular meeting and two special meetings during 2001, and acted by unanimous written consent three times. Each Director attended all of the meetings during 2001.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding ownership of the Common Stock as of April 1, 2002 by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) the Chief Executive

Officer and each other executive officer of the Company named in the Summary Compensation Table, and (iv) all executive officers and directors of the Company as a group.

Name of beneficial owner	Amount and nature of beneficial ownership(1)		Percent of class
Tim Nicolaou, CEO 6000 Northwest Pkwy, Suite 100 San Antonio, TX 78249	657,000	(2)	4.76%
Sandra Poole-Christal, President 6000 Northwest Pkwy, Suite 100 San Antonio, TX 78249	1,375,667	(3)	9.53%
Arthur L. Smith, Director 6000 Northwest Pkwy, Suite 110 San Antonio, TX 78249	597,058	(4)	4.40%
H. Douglas Saathoff, Director 6000 Northwest Pkwy, Suite 110 San Antonio, TX 78249	194,179	(5)	1.46%
ATSI Communications, Inc. 6000 Northwest Pkwy, Suite 110 San Antonio, TX 78249	9,443,905		71.85%
All directors and executive officers as a group (4 persons)	2,823,904	(6)	18.04%

(1)
To the knowledge of the Company, each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him or her. Shares of Common Stock that are not outstanding but that may be acquired by a person upon exercise of options within 60 days of April 1, 2002 are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such person but are not deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

(2)
Includes 657,000 shares issuable upon exercise of presently exercisable options or options exercisable within 60 days of April 1, 2002.

(3)
Includes 1,287,667 shares issuable upon exercise of presently exercisable options or options exercisable within 60 days of April 1, 2002.

(4)
Includes 16,190 shares issuable upon exercise of presently exercisable options or options exercisable within 60 days of April 1, 2002. Includes 411,113 shares deemed beneficially owned through Mr. Smith's ownership of ATSI Communications, Inc.

(5)
Includes 16,190 shares issuable upon exercise of presently exercisable options or options exercisable within 60 days of April 1, 2002. Includes 126,134 shares deemed beneficially owned through Mr. Saathoff's ownership of ATSI Communications, Inc.

(6)
Includes 1,977,047 shares issuable upon exercise of presently exercisable options or options exercisable within 60 days of April 1, 2002.

PERFORMANCE GRAPH

        GlobalSCAPE's common stock began trading on the OTC Bulletin Board in February 2002. As a result, we have not included a performance graph comparing yearly cumulative total stock returns on GlobalSCAPE's common stock with any indexes or peer groups.

EXECUTIVE COMPENSATION

        The following table sets forth information with respect to the compensation earned during the years ended December 31, 1999, 2000 and 2001 by our Chief Executive Officer and our President and each other significant employee earning more than $100,000 in the last fiscal year.

Summary Compensation Table

Long Term Compensation
		Annual Compensation(1)						Awards			Payouts
Name and principal position
	Year	Salary ($)		Bonus ($)		Other annual compensation ($)		Restricted stock award(s) ($)		Securities underlying options/SARS (#)	LTIP payouts ($)	All other compensation ($)
Tim, Nicolaou, CEO(2)	2001 2000	$ $	180,000 38,077	$ $	173,883 25,000			$ $	— —	250,000 950,000
Sandra Poole-Christal, President(3)	2001 2000 1999	$ $ $	117,308 100,000 87,692	$ $ $	66,109 155,895 39,113	$ $	12,040 5,000	$ $	405,154 106,022	1,383,571 291,429

(1)
In accordance with the rules of the Securities and Exchange Commission, the compensation described in this table does not include medical, group life insurance or other benefits that are available generally to all of our salaried employees and certain perquisites and other personal benefits received which do not exceed the lesser of $50,000 or 10% of any officer's salary and bonus disclosed in this table.

(2)
Tim Nicolaou was hired in October 2000. The amount reported as Salary in the Summary Compensation Table for 2000 represents only a partial year of employment. Mr. Nicolaou's base salary is a minimum $180,000 per year. For a more complete discussion of Mr. Nicolaou's compensation, you should read the information contained in the section below entitled Employment Agreements. Mr. Nicolaou's option to purchase 950,000 shares of GlobalSCAPE's common stock (shown in 2000) is comprised of an option to purchase 700,000 shares at $1.00 per share and an option to purchase 250,000 shares at $0.464 per share. Mr. Nicolaou's option to purchase 250,000 shares of GlobalSCAPE's common stock (shown in 2001) is comprised of an option to purchase 250,000 shares at $0.46 per share.

(3)
Ms. Poole-Christal was awarded an option to purchase 291,429 shares of GlobalSCAPE stock at $0.10 per share in 1998. In February 2000, the Company paid Ms. Poole-Christal $5,000 in connection with an agreement which substantially modified the terms under which she could exercise her options. In May 2000, the Company executed a 7.6 for 1 forward split of its stock. In December 2000, Ms. Poole-Christal's award of the option to purchase 291,429 shares was re-issued at an exercise price of $0.10 per share with the original vesting schedule. GlobalSCAPE recognized compensation expense of $106,022 in 2000 for this grant because the options were re-issued at below fair market value, as determined by GlobalSCAPE. In April 2001, Ms. Poole-Christal was granted a fully vested option to purchase 808,571 shares at $0.0132 per share and an option to purchase 575,000 shares at $0.464 per share vesting over a three-year period. In addition, Ms. Poole-Christal was awarded a per share bonus of $0.0868 grossed up for taxes when she exercises shares under the option grant of 291,429 shares. Ms. Poole-Christal exercised 86,000 of these options in 2001 and was paid $12,040. The Company recognized approximately $405,000 in compensation charges related to these grants and awards in 2001. For a more complete discussion of Ms. Poole-Christal's compensation, you should read the information contained in the section below titled Employment Agreements.

Option Grants in the Last Fiscal Year

        Stock options were granted to the named executive officers during the year ended December 31, 2001 as set forth in the following table.

Option/SAR Grants in Last Fiscal Year

Individual Grants
							Grant Date Value
		% of Total Options/SARs Granted to Employees in 2001
	Number of Securities Underlying Granted (#)
Name				Exercise or Base Price ($/Sh)		Expiration Date	Grant Date Present Value ($) (1)
Tim Nicolaou, CEO	250,000	11.4%			$0.46	Oct. 16, 2010		$—
Sandra Poole-Christal, President	808,571 575,000	37 26.3	% %	$ $	0.0132 0.464	Jan 01, 2008 Apr, 19,2011	$ $	364,504 —

(1)
The Company calculated the present value of the option grants on the grant date by multiplying the difference between the fair market value per share (as determined by the Company using discounted cash flow analysis) and the exercise price of the options, multiplied by the number of options granted. The present value of these stock grants was recognized as compensation expense in 2001 for all vested options.

Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

        The following table sets forth information with respect to the option and stock appreciation right (or SARs) exercises and the value of those options and SARs as of December 31, 2001 of the named executive officers.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

			Numbers of securities underlying unexercised options/SARs at fiscal year end (#)
	Shares acquired on exercise (#)				Value of unexercised in-the- money options/SARs at fiscal year end ($)
Name		Value realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Tim Nicolaou, CEO	None	None	550,000	650,000	$—	$—
Sandra Poole-Christal, President	86,000	$38,769	1,014,000	575,000	$457,111	$—

(1)
There was not an established market for the underlying securities at the time of exercise. However, the Company calculated the value realized of exercised options and the value of unexercised options by multiplying the difference between the fair market value per share (as determined by the Company using discounted cash flow analysis) and the exercise price of the options, multiplied by the number of options granted.

Employment Agreements

        Sandra Poole-Christal.    We have entered into an employment agreement with Ms. Sandra Poole-Christal that expires on December 31, 2002. The agreement provides for a minimum salary of $125,000 per year, and eligibility for inclusion in GlobalSCAPE's management incentive bonus plans as may be adopted from time to time by GlobalSCAPE, with increases in salary to be determined by GlobalSCAPE. The agreement provides for severance pay upon termination of employment as follows:

    Termination by GlobalSCAPE without cause or termination by Ms. Poole-Christal for good cause: one year of base pay;

    Termination upon a change in control: one year of base pay.

    Disability: an amount equal to 26 times the difference between Ms. Poole's weekly base salary and the weekly benefit to be paid under GlobalSCAPE's long term disability plan.

    Pursuant to the agreement, GlobalSCAPE has agreed to purchase a term life policy in the amount of $125,000 for Ms. Poole-Christal.

        Tim Nicolaou.    We have entered into an employment agreement with Mr. Nicolaou that expires on September 30, 2002. The agreement provides for a minimum salary of $180,000 per year, and eligibility for inclusion in GlobalSCAPE's management incentive bonus plans as may be adopted from time to time by GlobalSCAPE, with increases in base salary to be determined by the Board of Directors. The agreement provides for severance pay upon termination of employment as follows:

    Termination by GlobalSCAPE without cause: one years' base salary plus earned but unpaid incentive compensation;

    Termination by Mr. Nicolaou for good cause: one years' base salary plus earned but unpaid incentive compensation; "good cause" is defined to include a change in control of GlobalSCAPE;

    Death: one years' base salary plus earned but unpaid incentive compensation;

    Disability: one years' base salary plus earned but unpaid incentive compensation.

        GlobalSCAPE also agreed to pay a signing bonus of $50,000, a minimum bonus of $100,000 during the first year of employment ending September 30, 2001, and certain relocation and travel expenses. GlobalSCAPE also agreed to grant Mr. Nicolaou the option to purchase to 700,000 shares of GlobalSCAPE common stock.

Compensation of Directors

        The Board of Directors has the authority to determine the amount of compensation to be paid to its members for their services as Directors and committee members. Currently, however, Directors are not compensated with cash payments for attendance at Board of Directors meetings. In the past, stock options had been granted to the GlobalSCAPE Directors in return for their participation.

        Directors may be reimbursed for their expenses incurred in attending Board of Directors or committee meetings, and no Director is precluded from serving GlobalSCAPE in any other capacity and receiving compensation appropriate to the value of such services rendered.

        Our Board of Directors makes executive compensation decisions. H. Douglas Saathoff is a member of our Board and also our Treasurer. In addition both Mr. Saathoff and Mr. Smith are executive officers of our parent company, ATSI and members of our Board. Both were involved in the deliberations regarding executive officer compensation. Neither is compensated monetarily for their efforts related to GlobalSCAPE.

Compensation Committee Interlocks and Insider Participation

        The Board of Directors does not have a Compensation Committee. Compensation matters are considered by the entire three-member Board, which includes Tim Nicolaou, our Chief Executive Officer, Arthur L. Smith, our Chairman of the Board, and H. Douglas Saathoff, our Treasurer. Mr. Smith is the Chairman of the Board and CEO of ATSI Communications, Inc. and Mr. Saathoff is the CFO and Treasurer of ATSI. ATSI owns approximately 73% of our common stock. ATSI and GlobalSCAPE entered into numerous transactions during 2001which are described under "Certain Relationships and Related Transactions."

Board Report on Executive Compensation

        Compensation decisions are made by the Board of Directors. The Board believes that the ability to attract and retain qualified executive and non-executive officers and provide appropriate incentives is essential to the long-term success of GlobalSCAPE.

        The Board's compensation plan for 2001 was designed to provide significant incentive compensation opportunities in addition to market competitive salaries, and to aid in the retention of executive officers and other significant employees. The plan was intended to link individual employee objectives with overall company strategies and results for 2001, and to reward executive officers and significant employees for their individual contributions to those strategies and results. The Board uses compensation and performance data from comparable companies to help the Board establish market competitive compensation and performance standards for GlobalSCAPE's employees. Based on market information, Company and individual objectives, the Chief Executive Officer of the Company makes recommendations to the Board of Directors regarding the compensation of each executive and other significant employees on an individual basis.

        Compensation paid to executive officers and other significant employees during 2001 consisted primarily of three elements: base salaries, cash bonuses and stock option grants. The Board's emphasis on linking compensation to performance criteria and levels of responsibility is reflected in the components of compensation as received in the Summary Compensation Table that precedes this report.

        Base Salaries.    The minimum base salaries paid to Tim Nicolaou and Sandra Poole-Christal were set according to their respective employment agreements. Adjustments to the minimum base salaries for Mr. Nicolaou and Ms. Poole-Christal, and the amount of the base salaries paid to other significant employees were determined by evaluating the competitive marketplace, the scope of each individual's responsibilities, the planned and past performance of the company, and, to a certain extent, subjective measures of each individual's performance.

        Cash Bonuses.    Annual cash bonuses to executive officers and other significant employees are linked to company, individual and product line objectives and results. In determining the actual cash bonuses, actual performance is measured against planned performance as approved by the Board of Directors.

        Stock Options.    The purpose of long-term awards, currently in the form of stock options, is to align the interests of the executive officers with the interests of the stockholders. Additionally, long-term awards offer executive officers an incentive for the achievement of superior performance over time and foster the retention of key management personnel. The Board favors the granting of equity-based awards over cash compensation for such reasons and also believes that the granting of stock options better motivates executive officers to exert their best efforts on behalf of the company and the stockholders. In determining annual stock option grants, the Board bases its decision on the individual's performance and potential to improve stockholder value. Most frequently, options granted to executive officers have exercise prices equal to or higher than the fair market value of the common stock at the date of the option grant.

        Compensation of Chief Executive Officer.    The compensation of GlobalSCAPE's Chief Executive Officer is determined by the Board of Directors based on the same considerations the Chief Executive uses to make compensation decisions for other executives and significant employees.

        Policy on Deductibility of Compensation.    In 1993, the federal tax laws were amended to limit the deduction a publicly-held company is allowed for compensation paid to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer. Generally, amounts paid in excess of $1 million to a covered executive, other than performance-based compensation, cannot be deducted. In order to constitute performance-based compensation for purposes of the tax law, the performance measures must be approved by the stockholders. Since GlobalSCAPE does not anticipate that the compensation for any executive officer will exceed the $1 million threshold in the near term, stockholder approval necessary to maintain the tax deductibility of compensation at or above that level is not being requested. The Board will reconsider this matter if compensation levels approach this threshold, in light of the tax laws then in effect. The Board will consider ways to maximize the deductibility of executive compensation, while retaining the discretion the Board deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

        This report is submitted by the members of the Board of Directors:

                      Arthur L. Smith, Chairman
                      H. Douglas Saathoff
                      Tim Nicolaou

Board Report on Options/SAR Repricings

        On January 15, 1998, GlobalSCAPE's President and Chief Operating Officer, was awarded an option to purchase 291,429 shares of common stock at $0.10 per share under the 1998 Stock Option Plan ("Plan"). The Plan contains a provision that states that in the event of any change in the number of issued and outstanding shares of common stock which results from a stock split, reverse stock split, the payment of a stock dividend or certain other changes in the capital structure of the Company, such as a merger, consolidation, reorganization or re-capitalization, the Board or compensation committee shall appropriately adjust the number of shares subject to each outstanding option and the option price per share.

        In January 2000, the ATSI Board of Directors adopted a financing plan that included a plan to partially spin-off its shares of GlobalSCAPE. In February 2000, in connection with this financing plan, Ms. Poole-Christal signed an agreement whereby she agreed that she would not claim any right of adjustment in the number of common shares underlying her option under the terms of the Plan as a result of the consummation of the financing plan. In May 2000, GlobalSCAPE completed a 7.6:1 forward stock split as part of the financing plan. As of March 2001, the financing plan as adopted by the Board of Directors had not been consummated.

        In April 2001, GlobalSCAPE and Ms. Poole-Christal resolved her claim that her option should be adjusted as a result of the 7.6:1 forward split completed in May 2000. As part of the resolution of this claim, Ms. Poole-Christal was granted 808,571 fully vested options at $0.0132 per share, 575,000 options at $0.464 per share and will be paid a bonus of $0.0868 per share for each share issued related to the original 291,429 options issued on January 15, 1998. This bonus of $0.0868 per share is effectively a repricing of her original option on 291,429 shares.

        The following table sets forth certain other information regarding this repricing:

Ten-Year Option/SAR Repricings

Name	Date	Securities underlying number of options/SARS repriced or amended (#)	Market price of stock at time of repricing or amendment ($)		Exercise price at time of repricing or amendment ($)	New exercise price ($)	Length of original option term remaining at date of repricing or amendment
Sandra Poole-Christal	4/20/01	291,429	$0.464	(1)	$0.10	$0.0132	7.7 years

(1)
There was no market for the Company's stock at the time of the repricing. The Company estimated the value of the stock using a discounted cash flow model. For additional information see Note (3) to the Summary Compensation Table.

        This report is submitted by the members of the Board of Directors:

                      Arthur L. Smith, Chairman
                      H. Douglas Saathoff
                      Tim Nicolaou

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Except as set forth in the following paragraph, GlobalSCAPE believes, based solely on its review of the copies of Section 16(a) forms furnished to it and written representations from executive officers and directors, that all Section 16(a) filing requirements have been fulfilled. In making this disclosure, GlobalSCAPE has relied solely on written representations of its directors and executive officers (and its ten percent stockholders) and copies of the reports that they have filed with the United States Securities and Exchange Commission.

        Each of Mr. Nicolaou and Ms. Poole-Christal failed to timely file a Form 4 required by Section 16(a) of the Exchange Act. Ms. Poole-Christal failed to timely file Form 4 for the options granted April 4, 2001 to her husband for 75,000 shares at $0.464 per share and for options granted April 20, 2001 for 808,571 shares with an exercise price of $0.0132 per share and 575,000 shares with an exercise price of $0.464 per share. Mr. Nicolaou failed to timely file Form 4 for the option granted August 2, 2001 for 250,000 shares with an exercise price of $0.46 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        ATSI incurs various expenses for the joint benefit of ATSI and GlobalSCAPE, such as the premiums for group health and general business insurance. ATSI allocates a portion of these expenses to GlobalSCAPE based on GlobalSCAPE's proportionate use of the services. The amounts allocated to GlobalSCAPE are not necessarily indicative of the amounts that would have been incurred if GlobalSCAPE had acquired these services on its own, nor of the amounts that might be charged in the future. However, management believes the method of allocation is reasonable. Expenses for these services in the amount of $105,000, $386,000 and $190,000 were charged to GlobalSCAPE by ATSI during the years ending December 31, 1999, 2000 and 2001, respectively, and are reflected in the statement of operations appearing in our Annual Report on Form 10-K. The balance due from ATSI to GlobalSCAPE at December 31, 2001 was $461,000, a $195,000 increase over the prior year due primarily to loans to ATSI during the year.

        GlobalSCAPE is a co-borrower for a capital lease obligation of ATSI with NTFC Capital Corporation ("NTFC") entered into August 26, 1999 in the amount of $2,000,000. In connection with this obligation GlobalSCAPE signed a Note and a Loan and Security Agreement whereby it has granted a security interest to NTFC in the equipment purchased with the loan proceeds. GlobalSCAPE does not use any of that equipment in its business and none of its stock or assets is collateral securing the obligation. As of December 31, 2001, the outstanding balance including capitalized interest was approximately $1.5 million.

        The NTFC lease facility requires that ATSI meet certain financial covenants on a quarterly basis beginning October 31, 1999, including minimum revenue levels, gross margin levels, earnings before interest, taxes and depreciation and amortization (EBITDA) results and debt to equity ratios. ATSI was in default of financial covenants of the lease as of July 31, 2001 and has classified the entire capital lease as a current liability.

        On April 16, 2001, GlobalSCAPE loaned $200,000 to ATSI pursuant to a Note having a final maturity of April 30, 2001. The Note provided for interest at 12% per annum and was secured by a receivable from a third party owing to ATSI's subsidiary, TeleSpan, Inc. This Note was paid in full on April 23, 2001.

        On April 27, 2001, GlobalSCAPE loaned $200,000 to ATSI pursuant to a Note having a final maturity of May 31, 2001. The Note provides for interest at 12% per annum and is secured by a receivable from a third party owing to ATSI's subsidiary, TeleSpan, Inc. The entire amount of this Note is outstanding as of the date of this report.

        On May 4, 2001, GlobalSCAPE loaned $50,000 to ATSI pursuant to a Note having a final maturity of May 31, 2001. The Note provided for interest at 12% per annum and was secured by a receivable from a third party owing to ATSI's subsidiary, TeleSpan, Inc. This Note was paid in full on May 7, 2001.

        On October 18, 2001, GlobalSCAPE loaned $100,000 to ATSI. This Note was paid in full on October 26, 2001.

        On November 15, 2001, GlobalSCAPE loaned $100,000 to ATSI pursuant to a Note having a final maturity of January 31, 2002. The Note provides for interest at 12% per annum and is secured by a receivable from a third party owing to ATSI's subsidiary, TeleSpan, Inc. The entire amount of this Note is outstanding as of the date of this report.

        On December 12, 2001, GlobalSCAPE loaned $40,000 to ATSI pursuant to a Note having a final maturity of January 31, 2002. The Note provides for interest at 12% per annum and is secured by a receivable from a third party owing to ATSI's subsidiary, TeleSpan, Inc. The entire amount of this Note is outstanding as of the date of this report.

        On February 15, 2002, GlobalSCAPE loaned $50,000 to ATSI pursuant to a Note having a final maturity of April 30, 2002. The Note provides for interest at 12% per annum and is secured by a receivable from a third party owing to ATSI's subsidiary, TeleSpan, Inc. The entire amount of this Note is outstanding as of the date of this report.

        GlobalSCAPE, Inc. recognized interest income of $20,000 in the twelve months ended December 31, 2001 related to the Notes described above. Interest earned on the loans has not been paid and is reflected in the due from parent account.

        On a consolidated basis as of July 31, 2001, ATSI had a working capital deficit, had suffered recurring losses from operations since inception, had negative cash flows from operations and had limited capital resources to support further development of its operations. ATSI may be unable to repay the loans from GlobalSCAPE and the NTFC obligation. If ATSI were unable to pay these loans, GlobalSCAPE could foreclose on the receivable securing the loans. GlobalSCAPE believes the value of the receivable securing these loans is sufficient to pay them in full. If ATSI were unable to pay the NTFC obligation, NTFC would likely exercise its rights under the Loan and Security Agreement to sell the equipment and apply the proceeds to its loan balance. If ATSI were unable to pay any loan balance remaining after the sale of the equipment, NTFC would have recourse against GlobalSCAPE for repayment. As a result, assets which otherwise would be used to execute GlobalSCAPE's business strategy may have to be used to satisfy this debt.

        The financial condition of our parent company may impede or eliminate our ability to obtain financing if needed. In addition, ATSI might be motivated by financial stress to sell its stock of GlobalSCAPE for less than what it might sell for under other circumstances, which may depress the value of the stock in general.

PROPOSAL 2
RATIFICATION OF SELECTION OF
INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors has selected Ernst & Young LLP to serve as independent auditors of the company for the fiscal year ending December 31, 2002. Although stockholder ratification is not required, the Board of Directors has directed that the selection of Ernst & Young LLP be submitted to the stockholders for ratification at the annual meeting. The affirmative vote of the holders of a majority of the votes cast is required to ratify the selection of Ernst & Young LLP. In the event the stockholders fail to ratify the appointment, the Board may reconsider its appointment for this year. Even if the appointment is ratified, the Board, in its discretion, may, if circumstances dictate, direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the Company's and its stockholders' best interests. A representative of Ernst & Young LLP will be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

        Fees Paid To Independent Public Accountants.    Ernst & Young LLP has billed the company an aggregate of $62,900 for professional services rendered for the audit of the company's annual financial statements for the fiscal year ended December 31, 2001 and the reviews of financial statements included in the company's Forms 10-Q for the fiscal year ended December 31, 2001.

        Financial Information, Systems Design and Implementation Fees.    Ernst & Young LLP has not performed any professional services for the company and therefore has not billed the company any fees for these services.

        All Other Fees.    Ernst & Young LLP billed the company $5,510 for preparation of year 2000 federal income tax returns and for the review of two S-8's filed by the company during the fiscal year ending December 31, 2001.

        The Board of Directors does not believe the provision of these services is incompatible with maintaining the independence of Ernst & Young LLP.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

        Stockholders who wish to include a proposal in GlobalSCAPE's Proxy Statement and Proxy Card for its next annual meeting must submit their proposal to GlobalSCAPE's Secretary at GlobalSCAPE's principal executive offices no later than the close of business on December 14, 2002 and must satisfy the SEC's rules for stockholder proposals. If the date of our next annual meeting is changed by more than 30 days from what is currently contemplated, stockholder proposals must be received no later than the 10th day following the date on which a notice of the date of the annual meeting is mailed or the date of the meeting is publicly announced.

AVAILABLE INFORMATION

        We are a reporting company under the Securities Exchange Act of 1934 and file annual, quarterly and special reports and other information with the SEC. You may read and copy any material that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain more information about the SEC's Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains an Internet site that contains all of these reports and other information regarding our company and other issuers that file electronically with the SEC at http://www.sec.gov. We also post links to our SEC filings at our web site at http://www.globalscape.com.

        You may request a copy of GlobalSCAPE's annual, quarterly and special reports, proxy statements and other information at no cost, by writing or telephoning GlobalSCAPE at the following address:

        Director of Finance and Accounting
GlobalSCAPE, Inc.
6000 Northwest Parkway, Suite 100
San Antonio, Texas 78249
(210) 308-8267

OTHER MATTERS

        As of the date of this Proxy Statement, the Board of Directors does not know of any other matter that will be brought before the annual meeting. However, if any other matter properly comes before the annual meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.

                      By Order of the Board of Directors,

                      Raymond G. Romero
                      Secretary

GLOBALSCAPE, INC.
PROXY FOR
ANNUAL MEETING OF STOCKHOLDERS
JUNE 4, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned stockholder of GlobalSCAPE, Inc., a Delaware corporation ("GlobalSCAPE"), hereby appoints Arthur L. Smith and Tim Nicolaou, or either of them, as proxies, each with power to act without the other and with full power of substitution, on behalf of the undersigned to vote the number of shares of Common Stock of GlobalSCAPE that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of GlobalSCAPE, Inc. to be held on Tuesday, June 4, 2002 at 9:00 a.m. Central Time, at the offices of GlobalSCAPE, 6000 Northwest Parkway, Suite 100, San Antonio, Texas 78249 and at any adjournment or postponement thereof, on the following matters:

          (Continued and to be signed on the other side)

- FOLD AND DETACH HERE -

/x/ Please mark votes as in this example.
(1)
Proposal to approve the election of the following three (3) nominees for membership on the Company's Board of Directors: 01 Arthur L. Smith, 02 H. Douglas Saathoff, and 03 Tim Nicolaou, each to serve until the next Annual Meeting of Stockholders, and until their successors are duly elected and qualified.
/ / FOR	/ / WITHHOLD

To withhold authority to vote for any nominee, write the name of that nominee in the space provided below

__________________________________________________________________________________________________

(2)
Proposal to approve the ratification of Ernst & Young LLP as the Company's independent certified public accountants to audit the Company's consolidated financial statements for the year ending December 31, 2002.

                                               ☐    FOR                                    ☐    AGAINST                                    ☐    ABSTAIN

(3)
To consider and take action upon any other matter which may properly come before the meeting or any adjournment or postponement thereof.

                                               ☐    FOR                                    ☐    AGAINST                                    ☐    ABSTAIN

  This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, AND 3. Receipt of the proxy statement, dated April 15, 2002, is hereby acknowledged.

  You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the board of directors' recommendation. The proxies cannot vote your shares unless you sign and return this card.

Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears thereon.

Signature of Shareholder(s)

Signature of Shareholder(s)
Date: ______________________________________, 2002
PLEASE MARK, SIGN, DATE AND RETURN USING THE ENCLOSED ENVELOPE.

- FOLD AND DETACH HERE -

QuickLinks

GlobalSCAPE, Inc. 6000 Northwest Parkway, Suite 100 San Antonio, Texas 78249
GlobalSCAPE, Inc. Proxy Statement For Annual Meeting of Stockholders To Be Held June 4, 2002 Table of Contents
ANNUAL MEETING AND PROXY SOLICITATION
PROPOSAL 1 ELECTION OF DIRECTORS
PERFORMANCE GRAPH
EXECUTIVE COMPENSATION
Summary Compensation Table
Option/SAR Grants in Last Fiscal Year
Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
Ten-Year Option/SAR Repricings
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS